As filed with the Securities and Exchange Commission on  November 14, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELESTICA INC.

(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Concorde Place

Toronto, Canada  M3C 3R8
(416) 448-5800
(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)

Kaye Scholer LLP
Attention:  Managing Attorney
425 Park Avenue, New York, New York  10022
(212) 836-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq. Joel I. Greenberg, Esq. Kaye Scholer LLP 425 Park Avenue New York, N.Y. 10022 (212) 836-8000	John Tuzyk, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 2800 Commerce County West Toronto, ON M5L1A9 Canada (416) 863-2400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Subordinate voting shares	—	—	—	—
Preference shares	—	—	—	—
Debt securities	—	—	—	—
Warrants	—	—	—	—
Total	(1) (2)	(1) (2)	(1) (2)	(3) (4)

(1)  We are registering an indeterminate number of subordinate voting shares, preference shares, warrants to purchase subordinate voting shares, preference shares, debt securities or other securities and an indeterminate aggregate principal amount of debt securities are being registered as may at various times be issued at indeterminate prices.

(2)   Omitted pursuant to Form F-3 General Instruction II.F.

(3)   Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(4)   Pursuant to Rule 415(a)(6), this registration statement includes the following unsold securities:  $1,052,517,100 of debt securities, subordinate voting shares, preference shares and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities being carried forward from Registration Statement No. 333-12272, $1,000 of debt securities, subordinate voting shares, preference shares and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities being carried forward from Registration Statement No. 333-50240, and $1,807,226,208 of debt securities and subordinate voting shares, preference shares and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities being carried forward from Registration Statement No. 333-69278;  filing fees in the amount of $679,671.60 associated with such securities was previously paid with the earlier registration statements, which will continue to be applied to such unsold securities.

Pursuant to Rule 429, the prospectus herein is being filed as a combined prospectus which relates to securities registered for issuance under this registration statement, Registration Statement No. 333-12272, Registration Statement No. 333-50240 and Registration Statement No. 333-69278.

PROSPECTUS

Subordinate Voting Shares
Preference Shares
Debt Securities
Warrants

We will provide the specific terms of the securities we are offering in a supplement to this prospectus.  We may not use this prospectus to sell subordinate voting shares, preference shares, debt securities or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities unless we also give prospective investors a supplement to this prospectus.  You should read this prospectus and the supplement carefully before you invest.

This prospectus may also be used by our shareholders to offer subordinate voting shares.  Any selling shareholders will be named in a supplement to this prospectus.

Our subordinate voting shares are traded on The New York Stock Exchange and The Toronto Stock Exchange under the symbol “CLS”.

See the “Risk Factors” section on page 5 for information you should consider before buying the securities.

Neither the Securities and Exchange Commission of the United States nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November  14, 2008.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  We are not making an offer to sell, or seeking offers to buy, these securities in any jurisdiction in which offers and sales are not permitted.  You should not assume that the information contained in this prospectus or any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

In this prospectus, “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its subsidiaries.

We furnish our shareholders with annual reports containing financial statements prepared in accordance with Canadian generally accepted accounting principles audited by our independent accountants, with a reconciliation of those financial statements to U.S. generally accepted accounting principles.  We will make available copies of quarterly reports for each of the first three quarters of each fiscal year containing interim unaudited consolidated financial information.

All dollar amounts in this prospectus are expressed in United States dollars, except where we state otherwise.  In this prospectus, unless we state otherwise, all references to “U.S.$” or “$” are to U.S. dollars.

Canada has no system of exchange controls.  There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors.  There are no laws of Canada or exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities, except as described under the caption “Description of Capital Stock—Certain Canadian Federal Income Tax Considerations” set forth in the applicable prospectus supplement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENT

We include this disclosure to take advantage of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.

This prospectus (and any prospectus supplement) and the documents incorporated by reference in this prospectus (and in any prospectus supplement) include “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements are predictive in nature, and may be based on current expectations, forecasts or assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from the forward-looking statements themselves. Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions, or may employ such future or conditional verbs as “may”, “will”, “should” or “would” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context.

Forward-looking statements are not guarantees of future performance.  Given the risks and uncertainties of our business, actual results may differ materially from those expressed or implied by forward-looking statements. You should understand that the following important factors could affect our future results and could cause those results to differ materially from those expressed or implied in such forward-looking statements: the effects of price competition and other business and competitive factors generally affecting the electronics manufacturing services (“EMS”) industry, including the trend for outsourcing; our dependence on a limited number of customers; the challenges of effectively managing our operations during uncertain economic conditions, including significant changes in demand from our largest customers as a result of the impact of the global credit crisis; variability of operating results among periods; the challenge of managing our financial exposures to foreign currency fluctuations; the challenge of managing volatile energy prices; the challenge of responding to lower-than-expected customer demand; our inability to retain or grow our business due to execution problems resulting from significant headcount reductions, plant closures and product transfers associated with major restructuring activities; our dependence on industries affected by rapid technological change; our ability to successfully manage our international operations; and the delays in the delivery and/or general availability of various components used in our manufacturing process. These and other risks and uncertainties are discussed in our current and future Annual Report on Form 20-F, reports on Form 6-K filed and other filings with the Commission that are incorporated by reference herein as contemplated below under “Incorporation of Certain Information by Reference”.

Our forward-looking statements are also based on various assumptions by management which management believes are reasonable under the current circumstances, but may prove to be inaccurate and many of which may involve factors that are beyond our control. The material assumptions may include, assumptions regarding the following: forecasts from our customers, which range from 30 days to 90 days; timing and investments associated with ramping new business; general economic and market conditions; currency exchange rates; pricing and competition; anticipated customer demand; supplier performance and pricing; commodity, labor, energy and transportation costs; operational and financial matters; technological developments; and the timing and execution of our restructuring plan. These assumptions are based on management’s current views with respect to current plans and events, and are and will be subject to the risks and uncertainties discussed above.

Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes.

Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should read this prospectus (and in any prospectus supplement) and the documents incorporated by reference in this prospectus (and in any prospectus supplement) with the understanding that our actual future results, levels of activity and achievements may be materially different from what we expect.  We may not update these forward-looking statements, even if our situation changes in the future.

All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

ABOUT THIS PROSPECTUS

This prospectus is part of registration statements that we filed with the Securities and Exchange Commission of the United States (the “Commission”) utilizing a “shelf” registration process.  Under this shelf registration process, we may, over time, offer any combination of the securities described in this prospectus, and our shareholders may offer subordinate voting shares, in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we use this prospectus, we will provide a prospectus supplement that will contain specific information about the securities to be sold and the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus, and may identify one or more selling shareholders.  It is important for you to consider the information contained in this prospectus and prospectus supplement together with any additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in making your investment decision.

OUR COMPANY

We provide end-to-end product lifecycle solutions to original equipment manufacturers (OEMs) in the communications, consumer, enterprise computing, industrial, aerospace and defense, and medical markets.

To support our customers’ products throughout their entire lifecycle, we provide end-to-end solutions including design, supply chain management, manufacturing and systems integration, fulfillment and after-market services.  We believe these solutions will help our customers eliminate waste from their supply chains, resulting in lower product lifecycle costs and greater returns.

Our global operating network spans the Americas, Asia and Europe.  In an effort to drive speed and flexibility for our customers, we conduct the majority of our business through eight full-service mega-sites, strategically located around the world.  Through our Ring Strategy, we align a network of suppliers around each of our mega-sites in order to increase flexibility in our supply chain, deliver shorter overall product lead times and reduce inventory.  We operate additional sites around the globe with certain supply chain management and high-mix/low-volume manufacturing capabilities to meet the specific requirements of customers in markets such as the industrial, aerospace and defense sectors.

Through our mega-sites and the deployment of our Total Cost of Ownership (TCOO™) Strategy, we strive to provide our customers with the lowest total cost throughout the product lifecycle. This approach enables us to focus our capabilities on broad solutions that address the total cost of production, delivery and after-market support for our customers’ products, which can help drive greater levels of efficiency and improved service levels throughout our customers’ supply chain.

We depend upon a relatively small number of customers for a significant portion of our revenue.  The majority of our revenue is derived from customers in the consumer, communications and enterprise computing markets.

Overview of business environment:

Since the 1990s, OEMs have shifted more of their manufacturing and supply chain activities to EMS providers in an effort to drive greater manufacturing flexibility and to improve their financial returns.  In response to this shift by OEMs, the EMS industry has grown rapidly and its capabilities and services have evolved.

The EMS industry is highly competitive with multiple global EMS providers competing for the same customers and programs.  Although the industry is characterized by significant revenue opportunities, operating margins are comparatively low. Volatility in energy prices may affect raw materials and transportation costs for the EMS industry which could impact operating margins.  Asset utilization is an important factor affecting operating margins.  The amount of available manufacturing capacity and the location of that capacity are vital considerations for EMS providers. The EMS industry is also working capital intensive.  As a result, return-on-invested-capital, which encompasses operating margins, inventory management, accounts receivable and accounts payable, is one of the most important metrics for measuring an EMS provider’s financial success.

EMS companies are exposed to a variety of customers and end markets. Demand visibility is limited which makes revenue in each of our end markets difficult to predict.  This is primarily due to the shorter product lifecycles inherent in technology markets, rapid shifts in technology for our customers’ products, and general economic uncertainty.  In the early 2000s, a global economic downturn led to a decline in demand for many technology products.  This negatively impacted the operations of many EMS providers.

Historically, significant economic uncertainty has had a negative impact on our customers’ demand.  Recent global economic conditions and uncertainty, such as the current global credit crisis and volatile capital markets, may have a negative impact on our financial results over the next several quarters and beyond.

We were incorporated in Ontario, Canada under the name Celestica International Holdings Inc. on September 27, 1996.  Since that date, we have amended our articles of incorporation on various occasions, principally to modify our corporate name and our share capital.  Our legal name and commercial name is Celestica Inc.  We are a corporation domiciled in the Province of Ontario, Canada and operate under the Ontario Business Corporations Act.

Our principal executive office is located at 12 Concorde Place, 5th Floor, Toronto, Ontario, Canada MC3 3R8 and our telephone number is (416) 448-5800.  Our website is http://www.celestica.com.

ABOUT THE OFFERINGS

We may offer subordinate voting shares, preference shares, secured or unsecured general obligations of our Company in the form of senior or subordinated debt securities or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities, and our shareholders may offer subordinate voting shares.

Debt securities will consist of bonds, debentures, notes or other secured or unsecured evidences of indebtedness.  For each type of debt security we offer the price and terms will be determined at or prior to the time of sale.

These securities may be offered directly to one or more purchasers, through agents designated from time to time, or to or through underwriters or dealers.  The names of these parties, any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in the supplement to this prospectus.  Please refer to “Plan of Distribution.”

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates to those Risk Factors in our periodic reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circustances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus.  Unless otherwise indicated in an accompanying prospectus supplement, we will anticipate that we will use the net proceeds from the sale of the securities for general corporate purposes.  From time to time we evaluate the acquisition of businesses, products and technologies and a portion of the net proceeds may be used for such acquisitions.  We will not receive any proceeds from the sale of subordinate voting shares by any selling shareholders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	YEAR ENDED DECEMBER 31
	2003		2004		2005		2006		2007

Ratio of earnings to fixed charges (unaudited) (1)	(4.8	)x	(12.5	)x	0.6	x	(0.8	)x	1.1	x
Deficiency of earnings available to cover fixed charges ($millions)	$233.2		$601.9		$25.5		$136.1		—

(1)                                 For the purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, of earnings available to cover fixed charges, (i) “earnings” means the sum of (a) income (loss) before income taxes and (b) fixed charges during the period and (ii) “fixed charges” means the sum of (a) interest expense, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) the accretion costs related to our Liquid Yield Option(TM) Notes and (d) an estimate of the interest included in rental expense.  The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges.  We have not capitalized interest during any of the periods reflected in the table.  These computations are for Celestica and its subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended December 31, 2007, which are incorporated by reference herein.

Our authorized capital consists of an unlimited number of preference shares issuable in series, an unlimited number of subordinate voting shares and an unlimited number of multiple voting shares.  At October 17, 2008, no preference shares, 199.6 million subordinate voting shares and 29.6 million multiple voting shares were issued and outstanding.

The following table was prepared with Canadian GAAP information and sets forth our capitalization and indebtedness:

As at September 30, 2008
(in millions)

Cash and cash equivalents	$1,258.2

Long-term debt
Credit facility due 2009(1)	$—
7 7/8% senior subordinated notes due 2011, principal amount	500.0
7 5/8% senior subordinated notes due 2013, principal amount	250.0
Embedded prepayment option at fair value (2)	(5.8)
Basis adjustments on debt obligation (2)	5.7
Unamortized debt issue costs	(8.0)
Fair value adjustment of 2011 Notes attributable to interest rate risks (3)	18.4
Capital lease obligations	1.2
Total long-term debt	$761.5

Shareholders’ equity
Capital stock (4)	3,588.5
Contributed surplus	206.3
Deficit	(1,614.6)
Accumulated other comprehensive income	28.2
Total shareholders’ equity	$2,208.4

Total capitalization	$2,969.9

(1)           As at September 30, 2008, we have full access to the $300.0 million available under this credit facility.

(2)           The prepayment options in the 2011 and 2013 Notes qualify as embedded derivatives.  As of September 30, 2008, the fair value of the embedded derivative asset is recorded against long-term debt.  As a result of bifurcating the prepayment options from these Notes, a basis adjustment is added to the cost of the long-term debt.

(3)           We entered into interest rate swap agreements relating to the 2011 Notes.  We have recorded an adjustment to the debt obligation attributable to movements in the benchmark interest rates.

(4)           Our authorized capital consists of an unlimited number of preference shares, issuable in series, an unlimited number of subordinate voting shares and an unlimited number of multiple voting shares.

There have been no subsequent events between September 30, 2008 and the date of this document that would have a material impact on the authorized and issued share capital of Celestica Inc. or the total debt reported above.

DESCRIPTION OF CAPITAL STOCK

Multiple Voting Shares and Subordinate Voting Shares

VOTING RIGHTS

The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law.  The subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share. Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors, by a plurality, and in the case of an amalgamation or amendments to the articles of the Company, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class.  The holders of multiple voting shares are entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class.

DIVIDENDS

The subordinate voting shares and the multiple voting shares are entitled to share ratably, as a single class, in any dividends declared by the board of directors of the Company, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends.  Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows:  (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) proportionally with respect to each outstanding subordinate voting share and multiple voting share.

CONVERSION

Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except:  (i) a transfer to Onex or any affiliate of Onex, or (ii) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser.  In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis.  For these purposes, (i) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other’s subsidiary; (iii) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors.  For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

Onex, which owns all of the outstanding multiple voting shares, has entered into an agreement with Computershare Trust Company of Canada, as trustee for the benefit of the holders of the subordinate voting shares, that has the effect of preventing transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable provincial take-over bid legislation to which they would have been entitled in the event of a take-over bid for the multiple voting shares if the multiple voting shares had been subordinate voting shares.

Modification, Subdivision and Consolidation

Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes.  The Company may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

Creation of Other Voting Shares

The Company may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

Rights on Dissolution

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

Other Rights

Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares.

Additional information concerning the rights and limitations of shareholders found in Celestica’s articles of incorporation is hereby incorporated by reference to our registration statement on Form F-4 (Reg. No. 333-9636).

Market Information

The subordinate voting shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”).  In the following tables, subordinate voting shares are referred to as “SVS.”

The high and low market prices for each month for the most recent six months

	NYSE
	High	Low	Volume
	(Price per SVS)
May 2008	$9.74	$8.88	2,080,867
June 2008	9.18	8.43	1,459,317
July 2008	8.64	7.89	1,611,363
August 2008	8.63	7.65	935,920
September 2008	8.29	6.44	1,868,085
October 2008	6.14	3.66	2,035,791

	TSX
	High		Low		Volume
	(Price per SVS)
May 2008	C$	9.68	C$	8.78	1,312,845
June 2008	9.41		8.50		1,304,233
July 2008	8.67		8.05		848,616
August 2008	9.14		8.07		696,351
September 2008	8.75		6.51		1,025,333
October 2008	6.69		4.68		1,233,578

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Commission.  In addition, Celestica files such reports with the Canadian securities authorities (the “CSAs”).  As a foreign private issuer, Celestica is exempt from the rules and regulations under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and, with respect to their purchases and sales of Celestica securities, Celestica’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions contained in Section 16 of the Exchange Act and the rules and regulations thereunder.

You may read and copy any document we file at the Commission’s Public Reference Room at 100F Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference room.  You are also invited to read and copy any reports, statements or other information that Celestica files with the CSAs at the respective CSAs’ public reference rooms.  The Quebec Securities Commission’s public reference room is located in Montreal, Quebec.  These Celestica filings are also electronically available to the public over the Internet at the Commission’s World Wide Web site at http://www.sec.gov and the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”), the Canadian equivalent of the Commission’s electronic document gathering and retrieval system.  Our subordinate voting shares are listed on The New York Stock Exchange and The Toronto Stock Exchange under the trading symbol “CLS.”  You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below:

•                                          Our Annual Report on Form 20-F for the fiscal year ended December 31, 2007.

•                                          Our Current Reports on Form 6-K filed with the Commission on March 26, 2008, April 25, 2008, April 30, 2008, July 25, 2008, July 30, 2008 and October 28, 2008.

•                                          The description of our subordinate voting shares contained in our Registration Statement on Form 8-A filed with the Commission on June 9, 1998, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the Commission under the Exchange Act on Form 20-F, and any Form 6-K we file in the future with the Commission unless we state in the Form 6-K that it is not incorporated by reference into this prospectus.  Each document is incorporated by reference from the date we file it with the Commission until we sell all of these securities.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Celestica Inc.
12 Concorde Place, 5th Floor
Toronto, Ontario  M3C 3R8
(416) 448-5800
Attention:  Investor Relations

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through  underwriters or dealers, or through a combination of such methods.  The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Celestica, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

By Agents

The securities may be sold through agents designated by us.  Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.  The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us.  In this case, no underwriters, dealers or agents would be involved.

Selling Shareholders

Any selling shareholder may offer subordinate voting shares using any of the methods described above, through agents, underwriters, dealers or in direct sales.  The applicable prospectus supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The securities to be offered hereunder, from time to time, in one or more series or issuances are:

•                  subordinate voting shares, a description of which can be found in our Registration Statement on Form 8-A filed with the Commission on June 9, 1998, and any amendment or report filed for the purpose of updating that description;

•                  preference shares;

•                  warrants to purchase subordinate voting shares, preference shares, debt securities or other securities; and

•                  debt securities in one or more series under an indenture that we entered into with JPMorgan Chase, as trustee, on June 16, 2004.

We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material Canadian federal income tax considerations and United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

LEGAL MATTERS

Blake, Cassels & Graydon LLP, Canadian counsel for Celestica, and Kaye Scholer LLP, U.S. counsel for Celestica, will each issue an opinion about the legality of the securities offered under this prospectus upon satisfaction of their preconditions for each issuance.  As of the date of this prospectus, certain attorneys with Blake, Cassels & Graydon LLP and Kaye Scholer LLP own, in the aggregate, less than one percent of the outstanding subordinate voting shares.  If any underwriters named in a prospectus supplement engage their own counsel to pass upon legal matters relating to the securities, that counsel will be named in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. A majority of our directors, controlling persons and officers are residents of Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, it may be difficult to effect service within the United States upon those directors, controlling persons and officers who are not residents of the United States or to realize in the United States upon a judgment of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

AUDITORS

Celestica’s auditors are KPMG LLP, 4100 Yonge Street, Suite 200, Toronto, Ontario M2P 2H3, Canada.  The Celestica Consolidated Financial Statements as of and for the years ended December 31, 2006 and 2007 have been audited by KPMG LLP, independent chartered accountants, and are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as expert in auditing and accounting.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of the securities registered under this registration statement:

Commission registration fee	$ *

Printing expenses	**

Legal fees and expenses	**

Accountants’ fees and expenses	**

Miscellaneous	**

Total	$ **

*$679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus.  The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r).

* *To be provided by amendment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the laws of Ontario, Canada, Celestica has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH OTHER INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THE SUBORDINATE VOTING SHARES, THE PREFERENCE SHARES, THE DEBT SECURITIES OR THE WARRANTS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

CELESTICA INC.

SUBORDINATE VOTING SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

November 14, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the BUSINESS CORPORATIONS ACT (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, and provided that the director or officer or individual acting in a similar capacity acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with a derivative action only with court approval.  A director or officer is entitled to indemnification from the registrant as a matter of right if he was not judged by a court or other competent authority to have committed any fault or ommitted to do anything that the individual ought to have done and he fulfilled the conditions set forth above.  Under such Act, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the BUSINESS CORPORATIONS ACT (Ontario), the by-laws of the registrant, a copy of which is incorporated by reference to the registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, indemnify a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant’s request.  Also, the registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies.

Reference is made to Item 10 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 9.              EXHIBITS

(a)           EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1*	Form of Supplemental Indenture
4.2	Form of Subordinate Voting Share Certificate(1)
4.3*	Form of Preference Shares Certificate
4.4*	Form of Warrant
4.5	Indenture, dated as of June 16, 2004, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee
4.6

First Supplemental Indenture, dated as of June 16, 2004, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee, to the Indenture, dated as of June 16, 2004, between Celestica Inc. and the trustee (2)

EXHIBIT NUMBER	DESCRIPTION
4.7

Second Supplemental Indenture, dated as of December 30, 2004, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee, to the First Supplemental Indenture, dated as of June 16, 2004, between Celestica Inc. and the trustee, to the Indenture, dated as of June 16, 2004, between Celestica Inc. and the trustee(3)

4.8

Third Supplemental Indenture, dated as of June 23, 2005, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee to the Indenture, dated as of June 16, 2004, between Celestica Inc. and the trustee(4)

5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Kaye Scholer LLP
23.1	Consent of KPMG LLP, Chartered Accountants
23.2	Consent of Blake, Cassels & Graydon LLP (contained in opinion filed as Exhibit 5.1)
23.3	Consent of Kaye Scholer LLP (contained in opinion filed as Exhibit 5.2)
24.1**	Powers of Attorney
25.1	T-1 Statement of Eligibility and Qualification of JPMorgan Chase(5)

*         To be filed by amendment or by a report on Form 6-K pursuant to Section 601 of Regulation S-K.

**       Included on pages S-1 and S-2 of this filing.

(1)      Incorporated by reference to Amendment No. 3 to the Registration Statement on Form F-1 of Celestica Inc. filed on June 25, 1998 (Registration No. 333-8700).

(2)      Incorporated by reference to the Form 6-K of Celestica Inc. filed on June 17, 2004.

(3)      Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on March 21, 2005.

(4)      Incorporated by reference to the Form 6-K of Celestica Inc. filed on June 20, 2005.

(5)      Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 17, 2000 (Registration No. 333-50240).

ITEM 10.             UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering unless such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this registration statement.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           If the securities are to be offered at competitive bidding, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

(e)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the financial adjudication of such issue.

(g)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, province of Ontario, country of Canada, on the 14th day of November, 2008.

CELESTICA INC.

By:	/s/ Craig H. Muhlhauser
Craig H. Muhlhauser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes and appoints Craig H. Muhlhauser; Paul Nicoletti and/or Elizabeth L. DelBianco and any of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any amendments and post-effective amendments to this registration statement, with exhibits thereto, or any registration statement relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act.

SIGNATURE	TITLE	DATE

/s/ Paul Nicoletti	Executive Vice President and Chief Financial Officer	November 14, 2008
Paul Nicoletti

/s/ Darren Myers	Senior Vice President and Corporate Controller	November 14, 2008
Darren Myers

/s/ Robert L. Crandall	Chairman of the Board and Director	November 14, 2008
Robert L. Crandall

/s/ William A. Etherington	Director	November 14, 2008
William A. Etherington

/s/ Richard S. Love	Director	November 14, 2008
Richard S. Love

/s/ Eamon Ryan	Director	November 14, 2008
Eamon Ryan

/s/ Gerald W. Schwartz	Director	November 14, 2008
Gerald W. Schwartz

SIGNATURE	TITLE	DATE

/s/ Don Tapscott	Director	November 14, 2008
Don Tapscott

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 14th day of November, 2008.

Celestica (U.S.), Inc.
(Authorized U.S. Representative)

By:	/s/ Todd Melendy
Name: Todd Melendy
Title: Vice President